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                                                                    EXHIBIT 10.2

                            ASSET PURCHASE AGREEMENT
                            ------------------------


                             MADE AS OF MAY 31, 2002


                                      AMONG


                             LEVEL 8 SYSTEMS, INC.,

                           LEVEL 8 TECHNOLOGIES, INC.,

                                       AND

                            STARQUEST VENTURES, INC.

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                            Asset Purchase Agreement

This Asset Purchase Agreement (this "Agreement") is entered into as of May 31, 2002, by and among Starquest Ventures, Inc., a corporation organized under the laws of California ("the "Purchaser"), Level 8 Systems, Inc., a corporation organized under the laws of Delaware ("Parent") and Level 8 Technologies, Inc., a corporation organized under the laws of Delaware ("Subsidiary" and together with Parent, the "Sellers").

WHEREAS, the Sellers are engaged in the business of developing, distributing, licensing, maintaining, and supporting its StarSQL Software (the "Software"); and

WHEREAS, the Purchaser has agreed to purchase from the Sellers, and the Sellers have agreed to sell to the Purchaser the Assets (as defined below) relating to the Software.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations and warranties set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.    Purchase and Sale of the Assets

      1.1.    Purchase and Sale of Assets

              On the terms and subject to the conditions set forth in this Agreement, as of the Closing Date, the Sellers shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser (relying on the representations, warranties, undertakings and indemnities made by the Sellers) shall purchase free and clear of any lien, security interest, claim, condition, restriction or encumbrance ("Liens") all of the assets of the Sellers relating to the Software listed on Schedule 1.1 (the "Assets"). At the Closing, the Sellers shall effect such sale, assignment, transfer and delivery by delivery by the Sellers to the Purchaser of the Instruments of Assignment duly executed as shall be necessary to vest in the Purchaser good and marketable title to the Assets free and clear of any Liens.

      1.2.    Assumed Liabilities

              Subject to the terms and conditions set forth herein, Purchaser, on the Closing Date shall assume and hereafter pay, perform or discharge when due or required to be performed, as the case may be, (a) the obligations and liabilities of the Sellers under the Assigned Contracts listed on Schedule 1.2 arising after May 31, 2002 and (b) the obligations and liabilities of Sellers with respect to accrued commission payments in the amount of $34,034 relating to the services of Ms. Barstad (collectively, the "Assumed Liabilities"). At the Closing, the Purchaser shall effect the assumption of the Assumed Liabilities by delivery by the Purchaser to the Sellers of the Instruments of Assignment duly executed as shall be necessary to evidence the assignment and assumption of the Assumed Liabilities by the Purchaser.

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      1.3.    Excluded Liabilities

              It is understood and agreed that except for the Assumed Liabilities, the Purchaser shall not assume and shall not be liable for or have any obligation in relation to any liability or other obligation of the Sellers of any kind and nature, whether known or unknown, contingent or non-contingent, disclosed or undisclosed. All such liabilities and obligations shall be retained by, remain the obligations of, and be paid and discharged when due by, Sellers.

              Without derogating from the foregoing paragraph, the Purchaser does not assume and shall not be liable for the following liabilities and obligations of the Sellers and none of the following shall be included in the Assumed Liabilities:

              1.3.1. Any liability arising under or in relation to the Assigned Contracts with respect to the period prior to May 31, 2002;

              1.3.2. Any liability arising under or in relation to the Assets with respect to the period prior to May 31, 2002, whether such liability is known prior to May 31, 2002 or not; or

              1.3.3. Any liability under or in connection with any litigation, proceeding or claim of any nature related to the Assets with respect to the period prior to May 31, 2002, whether or not such litigation, proceeding or claim is pending, threatened or asserted before, on or after May 31, 2002.

      1.4.    Consideration

              As consideration for the Assets purchased by the Purchaser hereunder, the Purchaser shall (a) pay Sellers $300,000 in immediately available funds by wire transfer upon Closing and (b) deliver a promissory note in the principal amount of $65,000 in substantially the form of the attached Exhibit 1.4 (collectively, the "Consideration").

2.    The Closing

      2.1.    Closing, Date and Location

              Upon the terms and subject to the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place upon the execution and delivery of this Agreement or such other date, time and place as will be agreed between the parties (the "Closing Date"), provided, however that all the conditions set forth in Section 6 hereof are satisfied or waived.

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      2.2.    Deliveries at the Closing

              2.2.1. At the Closing, the Sellers shall deliver or cause to be delivered to the Purchaser against the actual payment of the Consideration in accordance with the provision of
                        Section 1.4:

                        2.2.1.1. One or more executed bills of sale and deeds of assignment and assumption substantially in the form of Exhibit 2.2.1.1 hereto transferring and assigning the Assets and the Assumed Liabilities to the Purchaser, and any such other good and sufficient instruments as shall be reasonably requested by Purchaser to vest in the Purchaser good and marketable title in and to all the Assets free and clear of any Liens (collectively, the "Instruments of Assignment"); and

                        2.2.1.2. The duly executed certificate of the authorized officer of Sellers in the form of
                                   Exhibit 2.2.1.2 certifying the fulfillment of the conditions set forth in Section 6.2 below.

                        2.2.1.3. A copy of the fairness opinion delivered to the Board of Directors of Parent in connection with the transactions contemplated herein.

              2.2.2. At the Closing, the Purchaser shall deliver or cause to be delivered to Sellers:

                        2.2.2.1. the Consideration in accordance with the provision of Section 1.4;

                        2.2.2.2. The duly executed certificate of the duly authorized officer of Purchaser in the form of Exhibit 2.2.2.2 certifying the fulfillment of the conditions set forth in Section 6.3 below;

                        2.2.2.3. A counterpart or counterparts of the Instruments of Assignments; and

              2.2.3. The parties hereto acknowledge and agree that all source code within the Assets is located in Cary, North Carolina, and will be delivered to Purchaser at the Closing by electronic transmission from Sellers in Cary, North Carolina to Purchaser in California, as Purchaser shall direct.

              2.2.4. All transactions occurring at the Closing shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered until all transactions are completed and all documents


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                        delivered. Unless otherwise indicated, all documents and
                        certificates shall be dated on or as of the Closing
                        Date.

3.    Representations and Warranties of the Sellers

      Except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule") (which Disclosure Schedule shall contain appropriate references to applicable Sections and subsections of the Agreement to which such Section and subsection references relate), the Sellers, jointly and severally, represent, warrant and agree that the following statements are true and correct in all respects (all references in this Section 3 to a "Schedule" shall be to the indicated subsection of the Disclosure Schedule):

      3.1.    Organization and Authority

              Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has all requisite corporate power and authority necessary to conduct its business as presently conducted. Parent is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse affect on the business, financial condition or results of operation of Parent. Parent has made available to the Purchaser complete and correct copies of the certificate of incorporation and bylaws of Parent, as currently in effect. Parent owns all of the Subsidiary Stock. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Subsidiary has all requisite corporate power and authority necessary to conduct its business as presently conducted. The Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse affect on the business, financial condition or results of operation of the Subsidiary. The Subsidiary has made available to the Purchaser complete and correct copies of the certificate of incorporation and bylaws of the Subsidiary, as currently in effect.

              Each Seller has all requisite corporate power and authority and has taken all corporate action necessary, to execute and deliver this Agreement and has full legal capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance by the Sellers of this Agreement and each agreement, certificate or other document that is to be executed and delivered by the Sellers in connection with the transactions contemplated by this Agreement have been duly and validly authorized by each Seller's Board of Directors and no other corporate proceedings on the part of the Sellers or their stockholders are necessary to authorize this Agreement and the


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              transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Seller and constitutes, and each agreement, certificate or other document that is to be executed and delivered by each Seller in connection with the transactions contemplated by this Agreement when executed and delivered by such Seller will constitute, a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

      3.2.    Consents and Approvals; No Violations

              Except as set forth in Schedule 3.2, no filing with, and no permit, authorization, consent, approval of, or notice to, any governmental body or any other third party is necessary for the lawful consummation by the Sellers of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Sellers and the consummation by the Sellers of the transactions contemplated hereby, do not and will not (a) conflict with or result in any violation or breach of any provision of the respective certificates of incorporation and bylaws of Parent and the Subsidiary, (b) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions, or provisions of any contract or agreement including, without limitation, the Assigned Contracts, or result in the creation or imposition of any Lien on the Assets, (c) to the Sellers' knowledge, violate or conflict with any order, writ, injunction, decree, statute, rule or regulation of any governmental body or any other restriction of any kind or character applicable to the Sellers or any of the Assets, or (d) to Sellers' knowledge, cause Purchaser to be subject to any federal or state tax liability. To Sellers' knowledge, there is no lawsuit, proceeding or investigation pending or threatened against any Seller that seeks to prevent the consummation of the transactions contemplated hereby.

      3.3.    Title to Assets; Encumbrances; Condition of Assets

              Each Seller has good and marketable title to all of the Assets to be sold or transferred by it hereunder and at the Closing, Purchaser will take all of the Assets to be purchased by it or transferred hereunder, in each case, free and clear of any Liens other than those by, through or under Purchaser. The tangible assets included in the Assets are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable in accordance with general industry practices for the purposes for which they are currently used and intended to be used. Except as listed on Schedule 3.3(a), neither Parent nor Subsidiary is obliged or under any liability whatsoever to make any payments by way of royalties, fees or otherwise with respect to the Assets or to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name,


                                       5

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              copyright or other intangible asset, with respect to the use thereof or in its activities concerning and relating to the Assets. Except as listed on Schedule 3.3(b), neither Parent nor Subsidiary has granted any license or other rights with respect to any of the Assets.

      3.4.    Contracts

              All Assigned Contracts and all amendments and modifications thereof are listed on Schedule 1.2 hereto. As of the date hereof, neither Parent nor Subsidiary is in breach of any of the Assigned Contracts, has performed all of its respective obligations under the Assigned Contracts, and none of the Sellers is aware of any event which would constitute a default on the part of Parent or Subsidiary, except for such defaults, events of default or other events as to which requisite waivers or consents have been obtained or which could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Assets or on the use thereof by the Purchaser in a manner consistent with the use thereof by the Sellers prior to the Closing. Schedule 3.4 specifies those Assigned Contracts the assignment of which requires the consent of a third party. Each of the Assigned Contracts is valid, binding and enforceable by the Sellers in accordance with its terms and is in full force and effect. None of the Assigned Contracts is subject to rescission and to the Sellers' knowledge there are no circumstances which would modify their terms, prevent their assignment or create a Lien thereon. The execution of this Agreement by the Sellers and the consummation of the transactions contemplated hereby do not constitute a default of the part of Parent or the Subsidiary under any of the Assigned Contracts, except for such defaults which could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Assets or on the use thereof by the Purchaser in a manner consistent with the use thereof by the Sellers prior to the Closing. Neither Parent nor the Subsidiary has given any power of attorney (revocable or irrevocable) to any person, firm or corporation concerning or in relation to the Assets.

      3.5.    Litigation and Compliance with Laws

              There is no suit, action, charge, claim, inquiry, investigation or proceeding pending by or against, or to the Sellers' knowledge, threatened against, the Assets or the transactions contemplated hereby. Further, there is no action, suit, proceeding or investigation that the Sellers intend to initiate in connection with the Assets or the transactions contemplated hereby. The Sellers have complied with all laws, regulations, orders or decrees applicable to the Assets and have not received any complaint or notice from any governmental authority alleging that any Seller has violated any such law, regulation, order or decree, except for non-compliance or violations which could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Assets or on the use thereof by the Purchaser in a manner consistent with the use thereof by the Sellers prior to the Closing.


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      3.6.    Brokers and Finders

              Neither Seller has become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement.

      3.7.    Disclosure

              All Schedules and Exhibits hereto are complete and accurate. Originals, or true and complete copies, of all documents requested by the Purchaser or other written materials underlying items listed on the Schedules and Exhibits that have been requested in writing by the Purchaser have been or will be promptly delivered to the Purchaser, and such documents have not been modified and will not be modified prior to the Closing Date without the Purchaser's prior written consent. No representation or warranty by the Sellers in this Agreement and no statement contained in any document (including the documents furnished by the Sellers during the Purchaser's investigation of the Sellers in connection with the transactions contemplated hereby) contains any untrue statement of a material fact or omits to state any material fact necessary in light of the circumstances under which it was made, in order to make the statements herein or therein misleading. There is no material fact or information relating to the Assets that has not been disclosed to the Purchaser in writing.

      3.8.    Receivables

              Schedule 1.1 includes a true, correct and complete list of all billed and unbilled accounts receivable arising in connection with, or related to, the Assets, including the name of the account debtor, and the face amount and aging thereof (the "Receivables"). To the knowledge of Sellers, no account debtor disputes the amount of any Receivable.

4.    Representations and Warranties of the Purchaser

      The Purchaser represents, warrants to, and agrees with the Sellers that the following statements are true and correct in all respects:

      4.1.    Organization and Authority

              The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and has full legal capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement and each agreement, certificate or other document that is to be executed and delivered by Purchaser in connection with the transactions contemplated by this Agreement have been duly


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              and validly authorized by Purchaser and no other corporate proceedings on the part of the Purchaser or its stockholders are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes, and each agreement, certificate or other document that is to be executed and delivered by the Purchaser in connection with the transactions contemplated by this Agreement when executed and delivered by Purchaser will constitute, a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

      4.2.    Consents and Approvals; No Violations

              No filing with, and no permit, authorization, consent, approval of, or notice to, any governmental, administrative or judicial authority is necessary for the lawful consummation by the Purchaser of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby, do not and will not (a) conflict with or result in any violation or breach of any provision of the articles of association, certificate of incorporation, bylaws or any other similar documents of Purchaser or (b) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation of any court, public body or authority or any other restriction of any kind or character applicable to Purchaser. There is no lawsuit, proceeding or investigation pending or threatened against Purchaser that seeks to prevent the consummation of the transactions contemplated hereby.

      4.3.    Brokers and Finders

              Purchaserhas not become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement.

5.    Covenants of the Parties

      5.1. Covenants of the Sellers. Sellers hereby, jointly and severally, covenant and agree with Purchaser as follows:

              5.1.1. To the extent that any Asset to be transferred to Purchaser is not capable of being validly and fully assigned and transferred to Purchaser without a consent or approval, or a consent or approval is necessary to consummate any of the transactions contemplated hereby, and such consents or approvals have not been obtained by Sellers prior to the Closing or do not remain in full force and effect at the Closing, Sellers shall use their reasonable best efforts to, as soon as practicable:


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                        (a) obtain such consents or approvals; and (b) provide
                        to Purchaser the benefits of any Asset as to which such consent or approval has not been so obtained or does not remain in full force and effect.

              5.1.2.    Sellers will provide the transition services listed on
                        Schedule 5.1.2 at no cost or expense to the Purchaser.

              5.1.3. Sellers agree to use their commercially reasonable efforts to maintain as confidential any confidential information, trade secret or intellectual property information relating to the Assets and to permit Purchaser to enforce in the name of Sellers any rights of Sellers under agreements or contracts that require other persons to hold such information confidential. Enforcement of agreements with other persons shall be for the benefit of, and at the sole expense of, Purchaser.

              5.1.4. Parent shall, within 90 days of Closing, cause its wholly-owned subsidiary, StarQuest Software, Inc., a California corporation, to change its name to a name which does not use the word Starquest or any derivative thereof and which is not the same as or similar to the name StarQuest Software, Inc.

              5.1.5. If, on or after May 31, 2002, Sellers receive any payment on account of any Receivable or any sales of products or services associated with the Assets (under any Assumed Contract or otherwise), Sellers shall promptly turn over fifty-percent (50%) of such payment to Purchaser. The additional fifty-percent (50%) of such payment shall be applied by Sellers as a payment with respect to the principal of and interest on the promissory note according to the terms of the promissory note. After the promissory note is paid in full, Sellers shall promptly turn over all payments received on account of any Receivable or any sales of products or services associated with the Assets (under any Assumed Contract or otherwise) to the Purchaser. In the event Sellers fail to turn over such amounts within three (3) days of Sellers' receipt of such amounts, the portion of such payment owed to Purchaser shall accrue interest at ten percent (10%) per annum until such payment is made by Sellers.

              5.1.6. Sellers shall, for 120 days following the Closing, use its commercially reasonable efforts to provide Purchaser daily reports on the status of the Receivables.

      5.2.    Mutual Covenants.

              Purchaser covenants and agrees with Sellers, and Sellers jointly and severally covenant and agree with Purchaser, that from time to time after the Closing and without further consideration, the parties will execute and deliver, or arrange for


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              the execution and delivery of such other instruments of conveyance and transfer or other instruments or documents and take or arrange for such other actions as may reasonably be requested to complete more effectively any of the transactions provided for in this Agreement.

6.    Closing Conditions

      6.1.    Conditions to Each Party's Obligations

              The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any of which may be waived, in whole or in part, by mutual agreement of the Sellers and the Purchaser:

              6.1.1. The absence of any effective injunction, writ, or preliminary restraining order of a court of competent jurisdiction directing that the transactions provided for herein not be consummated.

              6.1.2. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental body shall have been instituted (i) to restrain, prohibit or invalidate the transactions contemplated by this Agreement; (ii) which seeks material or substantial damages by reason of completion of such transaction; or (iii) which may materially affect the right of the Purchaser to own, operate or control the Assets after the Closing Date.

              6.1.3. A Separation and Release Agreement shall have been duly executed by Parent and Paul Rampel providing for the termination of Mr. Rampel's employment with Parent.


      6.2.    Conditions to the Obligations of the Purchaser

              The obligations of the Purchaser to consummate the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived, in whole or in part, by the
              Purchaser:

              6.2.1. The representations and warranties made by the Sellers in this Agreement, the Services Agreement and the statements contained in the Disclosure Schedule and in any statement, deed, certificate or other document delivered by Seller pursuant to this Agreement shall be true and correct as of the Closing Date (except as otherwise contemplated by this Agreement).


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

              6.2.2. Each Seller shall have performed and complied with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.

              6.2.3. Each Seller shall have delivered to the Purchaser a certificate, dated the Closing Date and executed by a duly authorized signatory of Sellers certifying the fulfillment of all conditions set forth in this Section 6.2.

              6.2.4. Each Seller shall have delivered to Purchaser the Instruments of Assignment and other documents and instruments required to be delivered pursuant to Section
                        2.2 of this Agreement, in each case, as appropriate, duly executed and in form and substance satisfactory to counsel to the Purchaser.

              6.2.5. There shall not have been a material adverse change in the Assets or any development which is reasonably likely to result in a material adverse change in the Assets.

              6.2.6. No Seller shall have commenced any proceedings to be adjudicated as bankrupt or insolvent or made any filing pursuant to any bankruptcy or insolvency law.

      6.3.    Conditions to the Obligations of the Sellers

              The obligations of the Sellers to consummate the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived, in whole or in part, by the
              Sellers:

              6.3.1. The representations and warranties made by the Purchaser in this Agreement and the Services Agreement, and in any statement, deed, certificate or other document delivered by the Purchaser pursuant to this Agreement shall be true and correct as of the Closing Date (except as otherwise contemplated by this Agreement).

              6.3.2. The Purchaser shall have performed and complied with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.

              6.3.3. Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date and executed by an authorized executive officer of Purchaser certifying the fulfillment of all conditions set forth in this Section 6.3.

              6.3.4. Purchaser shall have delivered to Sellers the Instruments of Assignment and other documents required to be delivered pursuant to


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                        Section 2.2 of this Agreement, in each case, as
                        appropriate, duly executed and in form and substance satisfactory to counsel to the Sellers.

              6.3.5. Each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Cisco Systems, Inc. and Liraz Systems Ltd. shall have consented to the transactions contemplated by this Agreement.

              6.3.6. The Board of Directors of Parent shall have received an opinion from its financial advisor to the effect that the transactions contemplated by this Agreement are fair to the Parent and its stockholders from a financial point of view and such fairness opinion shall not have been withdrawn or materially modified.

7.    Indemnification; Survival Of Representations, Warranties And Agreements

      7.1.    Survival of Representations

              All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule and any other certificate or document delivered pursuant to this Agreement will survive the Closing for a period of one year. The right to indemnification, payment of Damages (as defined in Section 7.2 below) or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

      7.2.    Indemnification of the Purchaser

              The Sellers will jointly and severally indemnify and hold harmless the Purchaser and its respective representatives, stockholders, employees, officers, directors, controlling persons, and affiliates (collectively, the "Purchaser Indemnified Persons") for, and will pay and reimburse to the Purchaser Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' expenses and fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with: (a) any breach of any representation or warranty made by the Sellers in this Agreement, the Schedules, any supplements to the Schedules, or any other certificate or document delivered by the Sellers pursuant to this Agreement; (b) any breach by the Sellers of any covenant or obligation of the Sellers in this Agreement, the


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

              Schedules, any supplements to the Schedules, or any other certificate or document delivered by the Sellers pursuant to this Agreement; (c) the claims of any broker, finder, or similar person engaged by the Sellers in connection with any of the transactions contemplated hereby; or (d) without in any manner limiting the foregoing, Damages which arise from the operation of the Subsidiary's business, or from the ownership or condition of the Assets by Parent or the Subsidiary during any period or periods on or prior to the Closing Date or which arise otherwise out of or in relation to the Assets on or prior to the Closing Date, including, without limitation, product liability or warranty.

              Notwithstanding anything to the contrary herein, the Sellers, jointly and severally, will indemnify and hold harmless the Purchaser Indemnified Persons from and against any Damages arising, directly or indirectly, from or in connection with the failure of the Sellers to make any tax filing in any jurisdiction or the failure of the Sellers to pay any employment tax or transfer tax, including any sales, use and other taxes, mandatory payments and charges (if such failure to file or pay relates to any period on or prior to May 31, 2002, or is attributable to the failure of Sellers to pay the taxes provided for in Section 8.11). Such indemnification obligation shall not be limited in time.

              The remedies provided in this Section 7.2 will not be exclusive of or limit any other remedies that may be available to the Purchaser or the other Purchaser Indemnified Persons.

      7.3.    Indemnification of the Sellers

              The Purchaser will indemnify and hold harmless the Sellers and their respective representatives, shareholders, employees, officers, directors, controlling persons, and affiliates (collectively, the "Seller Indemnified Persons"), for, and will pay to the Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with: (a) any breach of any representation or warranty made by the Purchaser in this Agreement or in any certificate or document delivered by the Purchaser pursuant to this Agreement; (b) any breach by the Purchaser of any covenant or obligation of the Purchaser in this Agreement; (c) the claims of any broker, finder, or similar person engaged by the Purchaser in connection with any of the transactions contemplated hereby; and (d) any liabilities or obligations of, or claims or causes of action against the Sellers which arise from the use of the Assets by the Purchaser during any period or periods after the Closing Date.

              The remedies provided in this Section 7.3 will not be exclusive of or limit any other remedies that may be available to the Sellers or the other Seller Indemnified Persons.


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

      7.4.    Limitations

              7.4.1. Notwithstanding the foregoing, neither the Sellers and the Seller Indemnified Persons on the one hand, nor the Purchaser and the Purchaser Indemnified Persons on the other, shall be entitled to indemnification for Damages arising out of matters referred to in Sections 7.2 or 7.3, as applicable unless it shall have given written notice to the other party, setting forth its claim for indemnification in reasonable detail, within one year after the Closing Date; provided, however, that the foregoing limitation shall not apply with respect to claims by the Sellers for payment of the Consideration.

      7.5.    Procedure

              If the matter with respect to which a party seeks indemnification (the "Indemnitee") involves a claim asserted against the Indemnitee by a third party, promptly after receipt by the Indemnitee of notice of the commencement of any action, it will notify the party from whom it is entitled to indemnification (the "Indemnitor") in writing of the commencement thereof, but the omission so to notify the Indemnitor will not relieve the Indemnitor from any liability which it may have to the Indemnitee unless the Indemnitor is prejudiced by such omission. In case any such action shall be brought against the Indemnitee and it shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate in, and, to the extent that it may wish to assume the defense thereof, with counsel satisfactory to the Indemnitee, and after notice from the Indemnitor to the Indemnitee of its election to assume the defense thereof, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof unless (a) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to this sentence, (b) the Indemnitor shall not have employed counsel satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time, (c) the Indemnitor and its counsel do not actively and vigorously pursue the defense of such action, or (d) the Indemnitor has authorized the employment of counsel for the Indemnitee at the expense of the Indemnitor; provided, however, that the Indemnitee shall have the right to employ counsel to represent it if, in its reasonable judgment, it is advisable for it to be represented by separate counsel because separate defenses are available, or because a conflict of interest exists between the Indemnitee and the Indemnitor in respect to such claim, and in such event the fees and expenses of such separate counsel shall be paid by the Indemnitor. In such circumstance, the Indemnitee shall designate the counsel. The Indemnitor will not be liable to the Indemnitee for any settlement of any action or claim without the consent of the Indemnitor and the Indemnitor may not unreasonably withhold its consent to any settlement. The Indemnitor will not consent to entry of any judgment or enter into any settlement or compromise any claim which does not include as an unconditional term thereof the giving by the


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

              claimant or plaintiff to the Indemnitee of a full release from all liability with respect to such claim or litigation.

8.    Miscellaneous Provisions

      8.1.    Amendment and Modification

              Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of both of the parties hereto.

      8.2.    Waiver of Compliance; Consents

              Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or stopped with respect to, any subsequent or other failure. Whenever this Agreement requires or permits, consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.2.

      8.3.    Notices

              All notices or other communications in connection with this Agreement shall be in writing and shall be considered given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent via commercial courier or facsimile, directed to the parties at the following addresses (or at such other address for a party as shall be specified by written notice; provided that notices of a change of address shall be effective only upon deemed receipt thereof):

              (a)         if to the Purchaser, to

                          StarQuest Ventures, Inc.
                          PO Box 146
                          Inverness, CA 94937
                          Attention: Paul Rampel
                          Tel: (415) 669-9619
                          Fax: (415) 669-9629


                          with a copy to:

                          Greene, Radovsky, Maloney & Share, LLP
                          4 Embarcadero Center, Suite 4000
                          San Francisco, CA 94111


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

                          Tel: (415) 981-1400
                          Fax: (415) 777-4961
                          Attention: Joseph Radovsky


           (b)            if to any of the Sellers, to

                          Level 8 Systems, Inc.
                          8000 Regency Parkway
                          Cary, North Carolina 27511
                          Tel: (919) 380-5000
                          Fax: (919) 380-5090
                          Attention: John P. Broderick


                          with a copy to:

                          Powell, Goldstein, Frazer & Murphy LLP
                          191 Peachtree St.; 16th Floor
                          Atlanta, Georgia 30303
                          Tel: 404-572-6875
                          Fax: 404-572-6999
                          Attention: Scott D. Smith


      8.4.    Severability

              If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with, and permitted by, applicable law.

      8.5.    Assignment

              This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

      8.6.    Governing Law; Dispute Resolution

              This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In the event of a dispute that cannot be resolved amicably between the parties, the dispute shall be resolved through binding arbitration, conducted in Berkeley, California by a sole arbitrator in accordance with the rules of the American Arbitration Association. The sole arbitrator shall be appointed by agreement of the parties. In the event the parties fail to agree upon the appointment of the sole arbitrator within thirty (30) days after a notice of arbitration is given by either party to the other, then the arbitrator shall be selected and appointed by the American Arbitration Association. The arbitration award and/or determination shall be final and binding and judgment may be entered thereon in any court of competent jurisdiction.

      8.7.    Bulk Sales

              The parties hereby waive compliance with any applicable Bulk Sales Laws in any jurisdiction.

      8.8.    Counterparts

              This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.9.    Interpretation

              The article and section headings in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

      8.10.   Entire Agreement

              This Agreement, including the exhibits attached hereto and the documents, schedules, certificates and instruments referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. Other than as provided for herein, this Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

      8.11.   Expenses

              Sellers, on the one hand, and Purchaser, on the other hand, shall pay their own expenses (including the fees and expenses of their accountants, advisors and counsel) in connection with negotiating, preparing, closing and carrying out this Agreement and the transactions contemplated hereby and thereby. Sellers shall pay timely all transfer taxes, including, without limitation, sales, use and other taxes, mandatory payments and charges applicable to Sellers resulting from the sale and transfer to Purchaser of the Assets.

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                 PURCHASER

                                      STARQUEST VENTURES, INC.


                                      By:  ______________________________
                                      Name:______________________________
                                      Its: ______________________________

                                 SELLERS

                                      LEVEL 8 SYSTEMS, INC.


                                      By:  ______________________________
                                           John P. Broderick
                                           Chief Financial Officer and Secretary

                                      LEVEL 8 TECHNOLOGIES, INC.


                                      By:  ______________________________
                                           John P. Broderick
                                           Chief Financial Officer and Secretary